UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2017

Ethos Media Network, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-55035	46-3390293
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1500 NW 65th Ave. Plantation, Florida	33313
(address of principal executive offices)	(zip code)

(954) 370-9900
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On May 19, 2017, Eye On Media Network, Inc., n/k/a Ethos Media Network, Inc. (the “Company”) filed a Pre-Schedule 14C Information Statement with the Securities and Exchange Commission to notify shareholders of an amendment to the articles of incorporation and name change.  The Information Statement was distributed to shareholders by the Company’s transfer agent.  The amendment to the articles of incorporation changed the name of the corporation to Ethos Media Network, Inc. On May 22, 2017, the amendment to the articles of incorporation was filed with Florida Division of Corporations. The amendment provided that the effective date would be June 26, 2017. The Company timely reported this corporate action to FINRA and FINRA published notification of the name change on Friday, July 7, 2017. FINRA notified the market that the name change would be effective at the open of business on Monday, July 10, 2017.

ITEM 9.01. Financial Statements and Exhibits.

a.

None

b.

Exhibits

Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Ethos Media Network, Inc.

Dated: July 12, 2017	/s/ Jack Namer
Jack Namer
Chairman of the Board of Directors